SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 33-27610-A

Date of Report: October 11, 2007

ITLINKZ GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

65-2954561

(State of other jurisdiction of

(IRS Employer

incorporation or organization

Identification No.)

c/o American Union Securities Inc., 100 Wall Street – 15th Floor, New York, NY

10005

(Address of principal executive offices)

(Zip Code)

212-232-0120

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Change in Fiscal Year

On October 11, 2007 the Registrant’s Board of Directors approved a change in the Registrant’s fiscal year.  The new fiscal year will end on March 31.

On September 28, 2007 Landway Nano Bio-Tech, Inc. was merged into a wholly-owned subsidiary of the Registrant.  Landway Nano Bio-Tech, Inc. is a holding company that owns 100% of the registered capital of Shandong Spring Pharmaceutical Co., Ltd. (“Shandong Spring Pharmaceutical”), a corporation organized under the laws of The People’s Republic of China.  In connection with the merger the Registrant issued to the shareholders of Landway Nano Bio-Tech, Inc. and affiliated parties shares equal to approximately 99% of the Registrant’s outstanding capital stock.  Therefore, Landway Nano Bio-Tech, Inc. is now considered the reporting entity for accounting purposes.  For that reason, the Registrant has changed its fiscal year to conform to the fiscal year of Landway Nano Bio-Tech, Inc., which is the fiscal year of Shandong Spring Pharmaceutical, which ends on March 31.

The Registrant will not file a report for a transition period as a result of the change in the Registrant’s fiscal year, since there has been no change in the periods of the Registrant’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 11, 2007

ITLINKZ GROUP, INC.

By /s/ Yan Tinghe

      Yan Tinghe, Chief Executive Officer